SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2014

Sugar Creek Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-192700	38-3920636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28 West Broadway, Trenton, Illinois 62293

(Address of principal executive offices) (Zip Code)

(618) 224-9228

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 1, 2014, Sugar Creek Financial Corp. (the “Company”), the holding company for Tempo Bank, announced that the Company’s Amended and Restated Plan of Conversion and Reorganization, pursuant to which Tempo Bank will be reorganized from the mutual holding company corporate structure into the fully public stock holding company structure, was approved by the members of Sugar Creek MHC and the stockholders of the Company at separate special meetings held on March 31, 2014.

The Company also announced that Sugar Creek Financial Corp., a Maryland corporation (“New Sugar Creek”) has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of Tempo Bank. Based on preliminary figures, New Sugar Creek received orders for approximately $3.7 million of common stock, which is slightly below the midpoint of the offering range (which is $3.75 million). The closing is expected to be completed on April 8, 2014.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01   Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated April 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUGAR CREEK FINANCIAL CORP.

Date: April 3, 2014	By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr. Chairman, Chief Executive Officer and Chief Financial Officer